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                                                                       Exhibit 8



                                                August   , 2001



Lease Investment Flight Trust
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, DE  19890

                  Re: Offer to Exchange up to $1,369,000,000 aggregate principal amount of Class A-1 Floating Rate Asset Backed Notes, Series 2001-1, Class A-2 Floating Rate Asset Backed Notes, Series 2001-1, Class A-3 Floating Rate Asset Backed Notes, Series 2001-1, Class B-1 Floating Rate Asset Backed Notes, Series 2001-1, Class B-2 Fixed Rate Asset Backed Notes, Series 2001-1, Class C-1 Floating Rate Asset Backed Notes, Series 2001-1 and Class C-2 Fixed Rate Asset Backed Notes, Series 2001-1 for an equal aggregate principal amount of Class A-1 Floating Rate Asset Backed Notes, Series 2001-1, Class A-2 Floating Rate Asset Backed Notes, Series 2001-1, Class A-3 Floating Rate Asset Backed Notes, Series 2001-1, Class B-1 Floating Rate Asset Backed Notes, Series 2001-1, Class B-2 Fixed Rate Asset Backed Notes, Series 2001-1, Class C-1 Floating Rate Asset Backed Notes, Series 2001-1 and Class C-2 Fixed Rate Asset Backed Notes Series 2001-1

Ladies and Gentlemen:

                  We are acting as special counsel to Lease Investment Flight Trust, a Delaware business trust (the "Company") in connection with the filing by the Company of a Registration Statement on Form S-4, as amended, (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") for the purpose of registering the issuance of up to
$1,369,000,000 aggregate principal amount of the Company's Class A-1 Floating Rate Asset Backed Notes, Series 2001-1, Class A-2 Floating Rate Asset Backed Notes, Series 2001-1, Class A-3 Floating Rate Asset Backed Notes, Series 2001-1, Class B-1 Floating Rate Asset Backed Notes, Series 2001-1, Class B-2 Fixed Rate Asset Backed Notes, Series 2001-1, Class C-1 Fixed Rate Asset Backed Notes, Series 2001-1 and Class C-2 Fixed Rate Asset Backed Notes, Series 2001-1 (the "Exchange Notes") under the Securities Act of 1933 (the "Act"). The Exchange Notes are to be issued in exchange for an equal aggregate principal amount of the Company's Class A-1 Floating Rate Asset Backed Notes, Series 2001-1, Class A-2 Floating Rate Asset Backed Notes, Series 2001-1, Class A-3 Floating Rate Asset Backed Notes, Series 2001-1, Class B-1 Floating Rate Asset Backed Notes, Series 2001-1, Class B-2 Fixed Rate Asset Backed Notes, Series 2001-1, Class C-1 Fixed Rate Asset Backed Notes, Series 2001-1 and Class C-2 Fixed Rate Asset Backed Notes, Series 2001-1 (the "Restricted Notes") pursuant to the
Registration Rights Agreement between the Company and Credit Suisse First Boston Corporation, Lehman Brothers Inc. and Salomon Smith Barney Inc. filed as Exhibit
4.4 to the Registration Statement. The Exchange Notes are to be issued pursuant to the terms of the Indenture between the Company, Phoenix American Financial Services, Inc., in its capacity as the Administrative Agent, and Bankers Trust Company, as the indenture trustee (the "Indenture Trustee"), filed as Exhibit
4.1 to the Registration Statement (the "Indenture"). The Indenture is to be qualified under the Trust Indenture Act of 1939 (the "TIA"). Capitalized terms used and not otherwise defined in this opinion letter have the meanings set forth in the Indenture.
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                  In rendering the opinions expressed below, we have examined an executed copy of the Indenture. We also have examined such corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of representatives of the Company and other documents as we have deemed necessary as a basis for the opinions expressed below. As to various questions of fact material to such opinions, we have relied upon certifications by the Controlling Trustees of the Company and public officials and representations and warranties made in or pursuant to the Indenture by its parties.

                  In rendering the opinions expressed below, we have assumed as to the documents referred to in this opinion letter that:

                  (a) the signatures of persons signing all such documents are genuine;

                  (b) all such documents submitted to us as originals or duplicate originals are authentic;

                  (c) all such documents submitted to us as copies, whether certified or not, conform to authentic original documents; and

                  (d) all parties to all such documents (other than, as set forth below, the Company) are duly organized and validly existing and have the power and authority (corporate, partnership, trust or other) to execute and deliver, and to perform their respective obligations under, all such documents, that all such documents have been duly authorized by all necessary action on the part of their respective parties , that all such documents have been duly executed and delivered by their respective parties, and that all such documents are valid, binding and enforceable obligations of their respective parties.

                  Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

         (1) When (i) the Registration Statement has been declared effective,
(ii) the Indenture has been duly qualified under the TIA and (iii) the Exchange Notes have been duly executed by the Company and authenticated by the Indenture Trustee in accordance with the provisions of the Indenture and issued and delivered against exchange of the Notes in accordance with the terms set forth in the prospectus included as part of the Registration Statement, the Exchange Notes will have been duly issued and will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms except as
(x) may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors' rights generally and (y) the enforceability of the Exchange Notes is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.
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         (2) The statements in the prospectus included in the Registration
Statement under the caption "U.S. Federal Income Tax Consequences", insofar as those statements constitute matters of law or legal conclusions and except to the extent qualified in the prospectus, represent our opinion as to the material United States federal income tax consequences that result from the purchase, ownership and disposition of the Exchange Notes.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 and Exhibit 8 to the Registration Statement and to the use of our name under the caption "Legal Matters" and "U.S. Federal Income Tax Considerations" in the prospectus included in the Registration Statement.

                  We express no opinion other than as to matters of the laws of the State of New York and the federal laws of the United States of America. To the extent that the laws of the State of Delaware may be relevant to the opinions expressed above, we have assumed, without independent investigation, the correctness of the opinions expressed in the opinion letter of Morris, James, Hitchens & Williams, which opinion letter has been concurrently delivered to the Company for filing with the Commission as Exhibit 5.2 to the Registration Statement.

                  This opinion is rendered to the Company in connection with the filing of the Registration Statement and may not be relied upon for any other purpose.

                                        Very truly yours,


                                        /s/ Milbank, Tweed, Hadley & McCloy LLP


DBB/TO